UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  May 28, 2019

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JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-19954	NONE
(State or other jurisdiction of incorporation)	(Commission file no.)	(I.R.S. employer identification no.)

32275 N.W. Hillcrest, North Plains, Oregon		97133
(Address of principal executive offices)		(Zip code)

(503) 647-0110

_________________________________________________________________

(Registrant's telephone No. including area code)

Not Applicable

_________________________________________________________________

(Former Name or Former Address, if Changed since Last Report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

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Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425).

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2019, the Company’s Board of Directors appointed Michael C. Nasser as a Director of the Company. Mr. Nasser fills the vacancy on the Board created by the passing of Donald Boone.

Mr. Nasser is a co-founder of the Company and has over 40 years of experience in sales and sales management. He has worked in this capacity for the Company since its inception and has also served as Corporate Secretary since July 1987.  Prior to Jewett-Cameron, Mr. Nasser worked for companies in the forest product industry including Sunrise Forest Products and Oregon Pacific Industries.  Mr. Nasser is a graduate of Portland State University.

Mr. Nasser is not considered to be an independent director due to his position as Corporate Secretary of the Company.

Also on May 28, 2019, the Board of Directors appointed Charles Hopewell, President, CEO and Director, as Chairman of the Board of Directors, a position which was formerly held by Mr. Boone.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

JEWETT-CAMERON TRADING COMPANY LTD.

Date: May 30, 2019	By: /s/ “Charles Hopewell”
Name: Charles Hopewell, Title: President/Chief Executive Officer/CFO/Director